EXHIBIT 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: March 10, 2015

Original Conversion Price: $1.00

$10,000,000.00

12% SENIOR SECURED CONVERTIBLE NOTE

DUE SEPTEMBER 10, 2015

FOR VALUE RECEIVED, Blue Earth, Inc., a Nevada corporation (the “Company”), having a principal place of business at 2298 Horizon Ridge Parkway, Suite 205, Henderson, NV 89052, hereby promises to pay to Jackson Investment Group, LLC, together with successors or its registered assigns (the “Holder”), the principal sum of $10,000,000 on September 10, 2015 (the “Maturity Date”), or such earlier date as this Senior Secured Convertible Note (hereinafter, this “Note”) is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.  This Note is subject to the following additional provisions:

Section 1.

Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(c).

“Brooks” means Brooks Heat & Power Ltd., a British Columbia, Canada corporation and indirect wholly-owned subsidiary of the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than a majority of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, whether in single transaction or a series of related transactions, to another Person and the stockholders of the Company immediately prior to such transaction own less than a majority of the aggregate voting power of the acquiring entity immediately after the transaction, or the Company ceases for any reason to be the direct or indirect holder of 100% of the outstanding Equity Interest of each of the Subsidiary Guarantors, (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth above in (i) through (iv).

“Common Stock” means the common stock, par value $0.001 per share, of the Company and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Conversion Date” shall have the meaning set forth in Section 4(a); provided that solely for purposes of the payment of interest on the Note in Interest Conversion Shares pursuant to Section 2(a), the Maturity Date shall be deemed the Conversion Date.

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of this Note.

“Dividends” shall mean any direct or indirect distribution, dividend or payment to any Person on account of the Equity Interests of the Company or any of its Subsidiaries.

“Event of Default” shall have the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 5(c).

“Guarantor” shall have the meaning set forth in the Purchase Agreement.

“Guaranty” shall have the meaning set forth in the Purchase Agreement.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

 “Late Fees” shall have the meaning set forth in Section 2(d).

“Mandatory Default Amount”  shall equal the sum of (i) the greater of: (A) 112% of the principal amount of this Note to be prepaid, plus all accrued and unpaid interest thereon, or (B) the principal amount of this Note to be prepaid, plus all other accrued and unpaid interest hereon, divided by the Conversion Price on (x) the date the Mandatory Default Amount is demanded or otherwise due or (y) the date the Mandatory Default Amount is paid in full, whichever is less, multiplied by the VWAP on (x) the date the Mandatory Default Amount is demanded or otherwise due or (y) the date the Mandatory Default Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Note Register” shall have the meaning set forth in Section 2(b).

“Original Issue Date” shall mean the date of the first issuance of the Note regardless of the number of transfers of the Note and regardless of the number of instruments which may be issued to evidence such Note or transfer thereof.

“Permitted Indebtedness” shall mean (a) with respect to Brooks, lease obligations and purchase money indebtedness incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets in accordance with Section 8.16 to the Purchase Agreement, provided any Lien thereon is limited to the assets so acquired or leased and to proceeds thereof, (b) with respect to Brooks, secured indebtedness in an aggregate principal amount not to exceed $16,300,000 which is incurred solely by Brooks with Caterpillar Financial Services Limited (“Cat Fin”) or similar source in connection with financing of the Brooks Project, and is to be secured by a first priority Lien in favor of Cat Fin on the Brooks Project provided that (i) any lien in favor of Cat Fin shall apply only to assets comprising the Brooks Project, and (ii) any lien subordination documentation in favor of Cat Fin shall be acceptable in form and substance satisfactory to the Holder, and (c) with respect to Blue Earth, indebtedness to Laird Q. Cagan under the promissory notes described in Schedule 7.28 of the Purchase Agreement provided that the aggregate amount of such indebtedness shall not at any time exceed $1,333,000 (less any repayments of principal made after the Closing Date).

“Permitted Liens” shall mean: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien, and adequate reserves have been established in accordance with GAAP, (c) Liens securing Permitted Indebtedness described under  clause (b) of the definition thereof, provided that such Liens (x) shall not apply to any Collateral other than assets comprising the Brooks Project, and (y) any lien subordination documentation in favor of Cat Fin shall be acceptable in form and substance satisfactory to the Holder, and (d) Liens securing Permitted Indebtedness described under  clause (c) of the definition thereof, provided such Liens are limited to the Collateral comprising Blue Earth’s right, title and interest in five photovoltaic projects in Southern California defined as the Solar PV Joint Development Agreement (the “Sun Valley JDA”).

“Pledge Agreement” shall have the meaning set forth in the Purchase Agreement.

“Purchase Agreement” means the Note and Warrant Purchase Agreement, dated as of March 10, 2015, by and among the Company and the original Holder, as amended, restated, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement covering, among other things, the resale of the Conversion Shares and Interest Conversion Shares, Warrant Shares, Option Shares and Commitment Fee Shares and naming each Holder as a “selling stockholder” thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any specified Person, any other corporation, partnership, joint venture, association or other entity in respect of which such specified person or entity directly or indirectly either (a) owns not less than a majority of the overall economic equity or (b) has the power to elect a majority of the board of directors (or individuals serving a function similar to that of a board of directors of a corporation).

“Threshold Period” shall have the meaning set forth in Section 6.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE MKT or the New York Stock Exchange.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b)  if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “OTC Markets Group, Inc.”

(or any similar organization or agency succeeding to its function of reporting price), formerly the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

“Warrant Shares” shall have the meaning set forth in the Warrant.

Section 2.

Interest.

a)

 Payment of Interest in Cash or Shares. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 12% per annum which shall commence to accrue as of the Original Issue Date, and be payable on the Maturity Date, in cash or at the Holder’s sole option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at a conversion rate (the “Interest Conversion Rate”) of $1.00 per share, subject to adjustment in the same manner as the conversion of principal set forth in Section 5 below (the dollar amount to be paid in shares, the “Interest Share Amount” and the amount of such shares, the “Interest Conversion Shares”) or a combination thereof.

b)

Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.  Payment of interest in shares of Common Stock shall otherwise occur pursuant to Section 4(d)(ii) herein and, solely for purposes of the payment of interest in shares, the Maturity Date shall be deemed the Conversion Date.  Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares to the Holder within the time period required by Section 4(d)(ii) herein.  Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and/or, at the election of the Lender, partially in shares of Common Stock to the holders of the Notes, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

c)

Late Fee.  To extent permitted under applicable law, all overdue principal and, accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such principal and/or interest is due hereunder through and including the date of actual payment in full.

d)

Prepayment.  The Company may, at its option, at any time elect to prepay to the Holders the Permitted Redemption Amount (as defined below), on the Permitted Redemption Date, by prepaying the aggregate unpaid principal amount of the Notes, in whole, or in part (the “Permitted Redemption”).  On or prior to the date which is the fifth (5th) Business Day prior to the proposed Permitted Redemption Date, the Company shall deliver written notice (the “Permitted Redemption Notice”) to the Holders stating (i) that the Company elects to prepay the Notes pursuant to the Permitted Redemption, and (ii) the proposed Permitted Redemption Date.  The Permitted Redemption Amount shall be equal to (A) all or a portion of the unpaid outstanding principal amount of the Notes, (B) all accrued and unpaid interest with respect to such principal amount and all accrued and unpaid fees, and (C) all other amounts due under the Transaction Documents.  The Company acknowledges and agrees that subsection (c) represents bargained for consideration in exchange for the right and privilege to prepay the Notes.  During the five (5) Business Day period between when the Company delivers the Permitted Redemption Notice until the Permitted Redemption Date the Holders shall have the right to convert the Notes pursuant to the terms and conditions of Section 4 below.

A Permitted Redemption Notice delivered pursuant to this subsection shall be irrevocable.  If the borrower elects to prepay the Notes pursuant to a Permitted Redemption under subsection (a), then the Permitted Redemption Amount which is to be paid to the Holders on the Permitted Redemption Date shall be redeemed by the Company on the Permitted Redemption Date, and the Company shall pay to the Holders on the Permitted Redemption Date, by wire transfer of immediately available funds, an amount in cash equal to the Permitted Redemption Amount.

Section 3.

 Registration of Transfers and Exchanges.

a)

Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be made for such registration of transfer or exchange.

b)

Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)

Reliance on Note Register. Prior to due presentment to the Company for transfer of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.

  Conversion.

a)

Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time.  The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion is to be effected (a “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note has been so converted and all accrued but unpaid interest thereon has been paid in full in cash. Conversions of principal of this Note hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions.  The Company shall deliver any objection to any Notice of Conversion within 1 Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof. Notwithstanding the foregoing, under no circumstances shall the Company effect a conversion into Common Stock under this subsection or issue shares of Common Stock in payment of interest, in the aggregate equal to twenty percent (20%) or more of the Common Stock or voting power outstanding prior to the issuance of the Notes without first obtaining stockholder approval if required by law or applicable stock exchange rules.

b)

Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to $1.00 (subject to adjustment herein) (the “Conversion Price”)

c)

[Reserved]

d)

Mechanics of Conversion

i.

Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted, as well as accrued interest on such principal amount, by (y) the Conversion Price.

ii.

Delivery of Certificate Upon Conversion. Provided the Holder has submitted to the Company and the transfer agent all required documents reasonably requested not later than three Trading Days after any Conversion Date, the Company will deliver or cause to be delivered to the Holder (A) a certificate or certificates representing the Conversion Shares and/or Interest Conversion Shares, as applicable, which shall be free of restrictive legends and trading restrictions to the extent required hereunder, representing the number of shares of Common Stock being acquired upon the conversion of this Note (including, if the Company has given notice pursuant to Section 2(b) for payment of interest in shares of Common Stock, Interest Conversion Shares representing the payment of such accrued interest pursuant to Section 2(a) and (b)). The Company shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii.

Failure to Deliver Certificates.  If in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of this Note tendered for conversion (or representing accrued interest, in the case of requested conversion of interest on this Note made pursuant to Section 2(a)).

iv.

Obligation Absolute; Partial Liquidated Damages.  If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third Trading Day after the Conversion Date, provided the Holder has provided the Company and its transfer agent with all required documentation reasonably requested, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day after 5 Trading Days after such damages begin to accrue) for each Trading Day after such third Trading Day until such certificates are delivered.  The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note and Interest Conversion Shares, if payment of interest in such shares is elected, in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares and/or Interest Conversion Shares; provided, however, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.  In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof (or any interest on the Note pursuant to Section 2(a)), the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the principal amount of this Note outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment.  In the absence of an injunction precluding the same, the Company shall issue Conversion Shares and/or Interest Conversion Shares or, if applicable, cash, upon a properly noticed conversion.  Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 herein for the Company’s failure to deliver Conversion Shares and/or Interest Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v.

Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third Trading Day after the Conversion Date, and if after such third Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares and/or Interest Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(d)(ii).  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares and/or Interest Conversion Shares, as applicable, at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.  Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(d)(iv) in respect of the certificates resulting in such Buy-In.

vi.

Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of principal of this Note and any accrued interest as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Notes), not less than such number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Note and any conversion of interest on this Note pursuant to Section 2(a).  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, to the extent required hereunder, registered for public sale in accordance with such Registration Statement. The Company hereby covenants and agrees that the Registration Statement will be filed with the SEC at the Company’s sole expense within thirty (30) days after the Original Issue Date.

vii.

Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

viii.

Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Note or any interest on this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.

Certain Adjustments.

a)

Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Note), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price and Interest Conversion Rate shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)

Pro Rata Distributions. If the Company, at any time while this Note is outstanding, shall distribute to all holders of Common Stock (and not to the holders of the Note) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price and Interest Conversion Rate shall be adjusted by multiplying such Conversion Price and Interest Conversion Rate in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.

In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

c)

Fundamental Transaction. If, at any time while this Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share and/or Interest Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price and Interest Conversion Rate shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price or Interest Conversion Rate among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note or payment of interest following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

d)

Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

e)

Notice to the Holder.

i.

Adjustment to Conversion Price.  Whenever the Conversion Price or Interest Conversion Rate is adjusted pursuant to any of this Section 5, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price or Interest Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.

Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last addresses as it shall appear upon the  stock books of the Company, at least 10 Business Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Note during the 10-day period commencing the date of such notice to the effective date of the event triggering such notice.

Section 6.

[INTENTIONALLY LEFT BLANK]

Section 7.

Negative Covenants. So long as any portion of this Note is outstanding, the Company will not, and will not permit any Subsidiary to, directly or indirectly:

a)

other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness of any kind, including but not limited to, a guarantee of any Indebtedness, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)

other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)

amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of the Holder;

d)

Pay or declare any Dividend or make any other distribution on or on account of any class of its stock or other equity or make cash distributions of equity, or make interest payments on equity, or redeem, purchase, or otherwise acquire, directly or indirectly, of any shares of its stock or other equity, except: (i) any Subsidiary may make distributions to the Company or any Guarantor, as the case may be and the Company may make investments in Guarantors (including the acquisition of additional shares of Equity Interests therein); or

e)

enter into any agreement with respect to any of the foregoing.

Section 8.

Events of Default.

a)

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.

any default in the payment of (A) the principal amount of any Note, or (B) interest or other amount (including Late Fees, but excluding principal which is covered by preceding clause (A) above) on, or liquidated damages in respect of, any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within 3 Trading Days; or

ii.

the Company or any other Obligor shall fail to observe or perform any other covenant contained in this Note or any other Transaction Document (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Business Days after notice of such default sent by the Holder or by any other Holder and (B) 10 Business Days after the Company shall become or should have become aware of such failure; or

iii.

a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur solely with regard to any Obligor, under (A) any of the Transaction Documents,  (B) any other material agreement, lease, document or instrument to which any Obligor is bound, (C) the Existing Term Loan Agreement; or

iv.

any representation or warranty made herein, in any other Transaction Documents by the Company or any other Obligor, in any written statement pursuant hereto or thereto, or in any other report, financial statement or certificate made or delivered to the Holder or any other holder of Notes shall be untrue or incorrect in any material respect as of the date when made or deemed made; or

v.

(i) the Company or any  other Obligor shall commence a case, as debtor, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any other Obligor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any other Obligor or (ii) there is commenced a case against the Company or any other Obligor, under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto which remains undismissed for a period of 60 days; or (iii) the Company or any other Obligor is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company or any other Obligor suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (v) the Company or any other Obligor makes a general assignment for the benefit of creditors; or (vi) the Company or any other Obligor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) the Company or any other Obligor shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (viii) the Company or any other Obligor shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (ix) any corporate or other action is taken by the Company or any other Obligor for the purpose of effecting any of the foregoing; or

vi.

any Obligor shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of such Obligor in an amount exceeding $100,000 whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

vii.

the Company or any other Obligor shall (A) be a party to any Change of Control Transaction or Fundamental Transaction, or (B) shall agree to sell or dispose of all or in excess of 50% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), or (C) redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company or such other Obligor, or (D) if the current Chief Executive Officer of the Company resigns or is removed from office without the prior written consent of the Holder which consent shall not be unreasonably withheld.

b)

Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Note, together with all interest, fees (including late fees), expenses and all other amounts owing in respect thereof under this Note and the Transaction Documents, shall become, at the Holder’s election, immediately due and payable in cash via wire transfer; provided that upon the occurrence of any Event of Default of the type described under clauses (i) or (ii) of Section 8(a)(v), the full principal amount of this Note, together with all interest, fees (including late fees), expenses and all other amounts owing in respect thereof under this Note and the Transaction Documents, shall automatically become immediately due and payable in cash, without any notice to the Company or any other act by the Holder.  The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Default Amount.  Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this

Note shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  Upon the payment in full in cash to the Holder of the Mandatory Default Amount on this entire Note the Holder shall promptly surrender this Note to or as directed by the Company.  The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment  in cash under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.  In addition to and not in limitation of the foregoing, (i) upon the occurrence and during the continuance of any Event of Default, the Holder shall have all rights and remedies provided for under this  Note, the other Transaction Documents and under applicable law, (ii) no Holder remedy herein or therein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given to Holder under this Note and each other Transaction Document or now or hereafter existing at law or in equity or by statute, (iii) no delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient, and (iv) in order to exercise any remedy reserved to the Holder under this Note or any other Transaction Document, it shall not be necessary to give any notice, other than such notice as may be herein expressly required herein or in such other Transaction Document.

 Section 9.

Miscellaneous.

a)

Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by e-mail sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (702) 263-1824, Attn: Chief Executive Officer, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.

Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section or via email prior to 5:30 p.m. (Pacific time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (Pacific time) on any date and earlier than 11:59 p.m. (Pacific time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, (iv) upon actual receipt by the party to whom such notice is required to be given or (v) upon receipt when sent by e-mail, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party.

b)

Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. Time is of the essence of this Note. This Note is a direct debt obligation of the Company.  This Note ranks pari passu with all other senior Indebtedness of the Company.

c)

Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

Governing Law.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.  EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED IN THE STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY, NEW YORK (SUCH COURTS REFERRED TO HEREIN AS THE “NEW YORK COURTS”).  EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE NEW YORK COURTS FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES,

 AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR SUCH NEW YORK COURTS ARE IMPROPER OR INCONVENIENT VENUE FOR SUCH PROCEEDING.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS NOTE AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS NOTE, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS ATTORNEYS’ FEES AND OTHER COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.  NOTHING IN THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT THE HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST ANY OBLIGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

d)

Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

e)

Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.

f)

Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

g)

Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

h)

Successors and Assigns.  This Note shall be binding upon the Company’s successors and assigns.  The Company may not assign or delegate its obligations under this Note to any other Person without the prior written consent of the Holder.

i)

Secured Obligation.  The obligations of the Company under this Note are secured by certain assets of the Company and the Guarantors pursuant to (i) the Pledge Agreement, and (ii) the Guaranty.

j)

Assignment.  The Holder may sell, transfer, assign, pledge, or otherwise dispose of all or any portion of this Note to any person or entity.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

BLUE EARTH, INC.
By: /s/ Johnny R. Thomas Name: Johnny R. Thomas Title: Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert [principal][accrued interest] under the 12% Senior Secured Convertible Note of Blue Earth, Inc., a Nevada corporation (the “Company”), due on September 10, 2015 into shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

[Specify: Principal Amount of Note to be Converted and/or Amount of  accrued interest to be Converted]:

Number of shares of Common Stock to be issued:

______________________________________________

Signature: _____________________________________

Name: ________________________________________

Address: ______________________________________

SCHEDULE 1

CONVERSION SCHEDULE

The 12% Senior Secured Convertible Notes due on September 10, 2015 in the aggregate principal amount of $10,000,000 issued by Blue Earth, Inc.  This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest